Exhibit 5.2

TroyGould PC
1801 Century Park East, 16th Floor
Los Angeles, California 90067

March 7, 2019

Highway Holdings Limited

Suite 1801, Level 18, Landmark North

39 Lung Sum Avenue

Sheung Shui

New Territories, Hong Kong

Re:  Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as counsel to Highway Holdings Limited, a British Virgin Islands company (the “Company”), in connection with a Registration Statement on Form F-3, including a related prospectus (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date of this letter. The Registration Statement relates to the Company’s offer, sale, and issuance from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities of the Company with an aggregate public offering price of up to $15,000,000: (i) common shares, par value of U.S. $0.01 per share (the “Common Shares”), including the associated rights to purchase shares of the Company’s Series A preferred stock, par value $0.0001 per share (the “Rights”), that will trade with the Common Shares prior to the occurrence of certain events, none of which has occurred as of the date of this opinion letter; (ii) debt securities of the Company (“Debt Securities”), which may be issued in one or more series under an indenture (the “Indenture”) proposed to be entered into by the Company and a trustee (the “Trustee”) to be named in the Indenture, the form of which is included as an exhibit to the Registration Statement; (iii) warrants to purchase Common Shares or Debt Securities (the “Warrants”); and (iv) units comprising any combination of Common Shares, Debt Securities and Warrants (the “Units”). The Common Shares, the Rights, the Preferred Stock, the Debt Securities, the Warrants, and the Units collectively are referred to in this opinion letter as the “Securities.” The Registration Statement includes a prospectus (the “Prospectus”), which states that it will be supplemented from time to time by one or more supplements setting forth the specific terms of each offering of Securities (each, a “Prospectus Supplement”).

This opinion letter is furnished to you at your request and in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with rendering the opinions expressed below, we have reviewed and relied upon originals or copies of (1) the Registration Statement, (2) the Company’s Amended And Restated Memorandum Of Association as currently in effect (the “Articles of Association”), (3) the Rights Agreement, dated as of May 8, 2018 (the “Rights Agreement”), between the Company and Computershare Trust Company, N. A., as rights agent (the “Rights Agent”), pursuant to which the Rights will be issued, (4) the resolutions adopted by the Company’s Board of Directors (the “Board of Directors”) pertaining to the Registration Statement, the Securities, and related matters, and (5) such certificates of public officials and officers of the Company, and such records of the Company and other documents, as we have deemed necessary or appropriate as a basis for our opinions. We also have reviewed such matters of the law described in the following paragraph as we considered necessary or appropriate as a basis for the opinions expressed below.

Highway Holdings Limited

March 7, 2019

The law covered by our opinions below is expressly limited to the internal laws of the State of New York, excluding laws, rules, and regulations of any counties, cities, municipalities, and local agencies within New York.

We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction. The Debt Securities may be issued from time to time on a delayed or continuous basis, and the opinions expressed below concern only laws that are in effect on the date of this opinion letter. We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth in this opinion letter, whether based on a change in laws, a change in any fact relating to the Company, or any other circumstance. This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly set forth below. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, the Prospectus, or any Prospectus Supplement other than as expressly stated in this opinion letter with respect to the issuance of the Securities.

Based upon and subject to the foregoing and the additional assumptions, qualifications, and limitations set forth below, we are of the opinion that with respect to any series of Debt Securities offered by the Company pursuant to the Registration Statement, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (b) the Trustee has been duly qualified to act as trustee under the Indenture following the filing of a Form T-1 with the Commission, (c) the issuance and the terms of the offering of such Debt Securities have been duly authorized and approved by all necessary corporate action by the Board of Directors, (d) the Indenture has been duly executed and delivered by the Company following authorization and approval by all necessary corporate action by the Board of Directors, (e) the Indenture has been duly executed and delivered by the Trustee, (f) such Debt Securities have been duly executed, authenticated, issued, and delivered against payment of their full purchase price and in accordance with the Indenture, the duly executed and delivered applicable purchase, underwriting, or similar agreement approved by the Board of Directors, and the terms of the Registration Statement, the Prospectus, and the applicable Prospectus Supplement (and, if issued upon the exercise, conversion, or exchange of any Securities that are exercisable for, convertible into, or exchangeable for Debt Securities, when such Debt Securities have been duly issued and delivered as contemplated by the exercise, conversion, or exchange terms of such Securities), and (g) any Securities that are issuable upon conversion of such Debt Securities have been duly authorized and approved (and, if applicable, reserved for issuance) by all necessary corporate action by the Board of Directors, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Highway Holdings Limited

March 7, 2019

With your permission, we have made (and are relying upon) the following assumptions, without any independent investigation or inquiry by us, and our opinions expressed above are subject to, and limited and qualified by the effect of, the following assumptions: (1) all representations, warranties, and other statements as to factual matters that are contained in the documents that we reviewed in connection with this opinion letter are accurate and complete, and all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement will be declared effective under the Securities Act prior to the Company’s offer, sale, or issuance of any Debt Securities, and such effectiveness will not be suspended or terminated as of the date of the offer, sale, or issuance of any Debt Securities; (3) the Board of Directors will adopt resolutions duly authorizing each offer, sale, and issuance of the Debt Securities and establishing the terms of the offering of such Debt Securities, and such resolutions will not be rescinded and will not be modified in a manner that adversely affects the opinions expressed above; (4) the Company will prepare and file with the Commission a Prospectus Supplement describing the terms of each offering of any Debt Securities in compliance with the Securities Act and the rules and regulations thereunder; (5) a definitive purchase, underwriting, warrant, unit, or similar agreement will be duly executed and delivered by the Company and the other parties thereto with respect to each offer, sale, and issuance of any Debt Securities, and each such agreement will constitute the valid and binding obligation of each party other than the Company enforceable against each party other than the Company in accordance with its terms; (6) if Debt Securities are issued, the Indenture will be duly executed and delivered by the Trustee and will constitute the valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, and the executed Indenture will not differ in any material respect from the form of Indenture that is filed as an exhibit to the Registration Statement; (7) in connection with each issuance of any Debt Securities, the Company will duly execute and deliver promissory notes or debenture certificates, as applicable, in the form filed, or to be filed, by the Company as exhibits to the Registration Statement or in the form of the applicable documents to be filed by the Company with the Commission and incorporated by reference into the Registration Statement; (8) all Debt Securities will be offered, sold, and issued by the Company in compliance with applicable federal and state securities laws, rules, and regulations, including, without limitation, the Securities Act and the Trust Indenture Act, and the rules and regulations thereunder, and in the manner stated in the Registration Statement, the Prospectus, and the applicable Prospectus Supplement; (9) the Company’s offer, sale, and issuance of the Debt Securities, and compliance with any definitive purchase, underwriting, warrant, unit, or similar agreement, or with the Indenture, pertaining to such offer, sale, and issuance, will not constitute a default under, or a breach of, any agreement to which the Company is a party or is otherwise subject, and the Articles of Association will not be amended after the date of this opinion letter in a manner that would cause such offer or sale of any Debt Securities to constitute a violation of the Articles of Association; (10) each purchase, underwriting, warrant, unit, or similar agreement pertaining to the offer, sale, and issuance of any Debt Securities, the Indenture, and any related promissory notes or debenture certificates will be governed by the internal laws of the State of New York; (11) if any Debt Securities are issued by the Company upon the exercise, conversion, or exchange of other securities, the exercise, conversion, or exchange terms of such securities, as applicable, will be complied with; and (12) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic and complete; all documents submitted to us as certified, electronic, facsimile, or photostatic copies conform to the originals of such documents, and such original documents are authentic and complete; the signatures on all documents are genuine; and all natural persons who have executed any of the documents have the legal capacity to do so.

Highway Holdings Limited

March 7, 2019

Our opinion is subject to (a) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium, and other similar laws and court decisions relating to or affecting the rights and remedies of creditors, (b) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith, and fair dealing, and the discretion of the court before which a proceeding is brought, and (c) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy or otherwise illegal. Furthermore, we neither express nor imply any opinion as to (1) any provision for liquidated damages, default interest, default charges, late charges, monetary penalties, make-whole premiums, or other economic remedies to the extent such provisions are deemed to constitute a penalty, (2) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (3) waivers of rights or defenses, (4) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (5) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (6) the creation, validity, attachment, perfection, or priority of any lien or security interest, (7) advance waivers of claims, defenses, rights granted by law, notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (8) waivers of broadly or vaguely stated rights, (9) provisions for exclusivity, election, or cumulation of rights or remedies, (10) provisions authorizing or validating conclusive or discretionary determinations, (11) grants of setoff rights, (12) proxies, powers, and trusts, (13) any law, rule, or regulation relating to usury, (14) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, or (15) the severability, if invalid, of provisions to the foregoing effect. We neither express nor imply any opinion regarding the validity, binding effect, or enforceability of any agreement except to the extent expressly stated above in this opinion letter.

Highway Holdings Limited

March 7, 2019

This opinion letter is rendered to you in connection with the Registration Statement and may not be relied upon by you for any other purpose. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission under the Securities Act.

Very truly yours,

/s/ TroyGould PC

TROYGOULD PC